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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: July 21, 2003

                      NATIONAL MANAGEMENT CONSULTING, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   000-28459                  22-3360133
(State of Incorporation)    (Commission File Number)    (IRS Employer
                                                          Identification No.)

                          Steven A. Horowitz, President
                      National Management Consulting, Inc..
           1120 Avenue of the Americas, Suite 4020, New York, NY 10036
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (212) 626-6702
                    ----------------------------------------
              (Registrant's telephone number, including area code)


                          545 Madison Avenue, 6th Floor
                            New York, New York 10022
                     (former name and address of registrant)

                                 (516) 683-1500
                     (Registrant's former telephone number)

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Item 2.  Acquisition or Disposition of Assets

         As  previously  reported  on  Form  8-K,  on  July  9,  2003,  National
Management Consulting, Inc. (the "Company") entered into a definitive acquisition agreement with Tele-V, Inc., a privately held New York corporation ("TV"), its principal shareholder and all of its subsidiaries and affiliates (collectively, "TV"), to acquire all of the capital stock of TV in exchange for the issuance of a majority of the issued and outstanding common stock of National (the "TV Acquisition").

         TV is a diversified retail marketing and distribution Company firm whose team has substantial experience in the marketing of a range of consumer based products and which also holds a worldwide license to manufacture and sell specific categories of products based upon globally recognized entertainment characters. On July 21, 2003, the Company completed the TV Acquisition and TV became a wholly-owned subsidiary of the Company. At the closing, the share-holders of TV were to be issued an aggregate of 15,484,448 shares of the Company's common stock, reflecting 65% of the 23,822,228 shares of common stock in total outstanding post-closing. The Company also provided a total of $2,000,000 in funding to TV that is enabling TV to meet the increasing demands of purchase orders and related costs associated with its licensing obligations. The Company secured the capital for TV through a private placement of its equity securities to accredited investors, and expects to raise additional capital in this placement.

         The terms of the acquisition were negotiated between the officers of the Company and Shai Bar-Lavi. At the time of the negotiations, there was no material relationship between the Company or any of its directors, officers or affiliates and TV or its management. Mr. Bar-Lavi served as Chief Executive officer of CDKnet, LLC, a subsidiary of CDKnet.com, Inc. from April 1999 to January 12000. Mr. Horowitz, President of the Company is CEO, a director and a principal shareholder of CDKnet.com, Inc. Mr. Mayette and Mr. Schenker are also executive officers of CDKnet.com, Inc.

Item 5.  Other Events

         Effective upon the closing of the transaction described in Item 2 above, Shai Bar-Lavi who was the Chairman and Chief Executive Officer of TV, joined the Company as Chairman of the Board of Directors. The Company's current Chairman, Steven A. Horowitz became Vice-Chairman. The new officers of the Company are: Shai Bar-Lavi, Chief Executive Officer, Yaron Ben-Horin, Chief Operating Officer, Tim Mayette, Chief Financial Officer and Jeffrey Glickman is President of the Company's operating subsidiary, TV. Steven A. Horowitz will continue as President of the Company on an interim basis. The members of the Board of Directors of the Company are Mr. Bar-Lavi, Mr. Horowitz, and Andrew J. Schenker, a current director. TV may name two additional members to the Board of Directors under the terms of the acquisition agreement.

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         Biography for Shai Bar-Lavi,  Chief  Executive  Officer and Chairman of
National Management Consulting, Inc.

         Mr. Bar-Lavi has been Chairman and Chief Executive Officer of TV since May 2002 and was also CEO of Vflash, Inc. from January 2000 through January 2003. From April 1999 through January 2000 he was CEO of CDKnet, LLC.

         Biography for Yaron Ben-Horin, Chief Operating Officer of National Management Consulting Inc.

         For the past 3 years, Mr. Ben-Yorin served as VP, Operations and Creative Director at NowMarketing, Inc. a marketing technologies company. Previously, he was involved as a consultant to internet, technology and advertising firms.

         Biography  for  Tim  Mayette,   Chief  Financial  Officer  of  National
Management Consulting, Inc.

         During the past six years, Mr. Mayette has served as Chief Financial Officer for five companies: CDKNet.com, Inc. (Sept. 2001 to present); Lend America (Nov. 2002 to present); USI Administrators (July 1999- June 2002); PMCC Financial Corp. (Oct. 1997-June 1999); and Mortgage Plus Equity and Loan Corp. (Aug. 1996-Sept. 1997).

         Biography for Jeffrey Glickman, President of Tele-V, Inc.

         Mr. Glickman was President of Innovative Marketing Alliances LLC and Galaxy Class Marketing, Inc. prior to joining Tele-V, Inc. as President in May 2003. Prior to that he was an executive with several marketing companies.

         The Company has obtained the consent of the holders of a majority of the outstanding shares of common stock to file an amendment to the Company's certificate of incorporation to change the name of the Company to Genio Group, Inc., subject to giving notice to the non-consenting stockholders in compliance with the Delaware General Corporation Law and Regulation 14C under the Securities Exchange Act of 1934, as amended. The Company will also apply to the NASD for a new trading symbol to become effective at or near the effective date of the amendment to change the Company's name 20 days after the mailing of the required notice. Shares of the Company's common stock will continue to trade on the Over-the-Counter Bulletin Board under the symbol NMCS pending such changes.

         Effective as of July 21, 2003, the new corporate offices of the Company are located at 1120 Avenue of the Americas, Suite 4020, New York 10036; Tel:
(212) 626-6702.

Item 7.  Financial Statements and Exhibits

            (a) Financial statements of business acquired.


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If required,  financial  statements and pro forma financial  information will be filed by amendment to this Form 8-K within sixty days from the date of the filing of this amendment.

(b) See Item 7.(a), above.

(c) Exhibits.

         2.1 Acquisition Agreement dated as of July 9, 2003 among Tele-V, Inc., Shai Bar-Lavi, and National Management Consulting, Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K dated July 9, 2003).

                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ Steven A. Horowitz
         ---------------------------------
         Steven A. Horowitz
         President

Date: July 28, 2003



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